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                                                      Exhibit 23.1





INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in this Registration Statement of The Dial Corporation on Form S-8 of our reports dated January 29, 1999 and June 7, 1999, appearing in the Annual Report on Form 10-K of The Dial Corporation for the year ended December 31,1998 and in the Annual Report on Form 11-K of The Dial Corporation 401(k) Plan for Hourly Employees for the eleven-month period ended November 30, 1998, respectively.




Phoenix, Arizona
June 14, 1999